    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2002
                         REGISTRATION STATEMENT NO. 333-88176
-----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                               AMENDMENT NO. 1 TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TRC COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    06-0853807
     (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                     5 WATERSIDE CROSSING, WINDSOR, CT 06095
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                                 (860) 298-9692
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                   COPIES TO:
TRC COMPANIES, INC.                        PAUL, HASTINGS, JANOFSKY & WALKER LLP
5 WATERSIDE CROSSING                       1055 WASHINGTON BOULEVARD
WINDSOR, CT 06095                          STAMFORD, CT 06901
(860) 298-9692 (PHONE)                     (203) 961-7400 (PHONE)
(860) 298-6291 (FAX)                       (203) 359-3031 (FAX)
ATTN:  MARTIN DODD, ESQ.                   ATTN:  ESTEBAN A. FERRER, ESQ.

                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


====================== ======================= ====================== ====================== ====================
 TITLE OF EACH CLASS                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
 OF SECURITIES TO BE         AMOUNT TO            OFFERING PRICE            AGGREGATE              AMOUNT OF
     REGISTERED          BE REGISTERED (1)         PER SHARE (2)         OFFERING PRICE         REGISTRATION FEE
---------------------- ----------------------- ---------------------- ---------------------- --------------------
    Common Stock          1,100,000 Shares            $27.55             $30,305,000             $2,788
   $.10 par value
      per share
=================================================================================================================


(1) The shares of common stock that may be offered pursuant to this Registration Statement consist of shares issuable upon conversion or redemption of and as dividends upon 15,000 shares of Series A-1 Cumulative Convertible Preferred Stock, $0.10 par value per share (the "Series A-1 Preferred Stock"). The number of shares of common stock to be included in this Registration Statement is an estimate based on the number of shares of common stock that we are contractually required to register and includes the maximum number of shares of common stock issuable upon redemption in full of the Series A-1 Preferred Stock, plus the number of shares issuable at our option as dividends on the Series A-1 Preferred Stock. See page 4 of the Prospectus which is part of this Registration Statement for a more detailed explanation of the calculation. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any shares of common stock issuable upon conversion or redemption of or as dividends on the Series A-1 Cumulative Convertible Preferred Stock by reason of stock splits, stock dividends and other anti-dilution adjustments.


(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low reported sales prices of the Common Stock for May 16, 2002.

================================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                TABLE OF CONTENTS


PROSPECTUS..................................................................  3

THE OFFERING................................................................  5

RISK FACTORS................................................................  6

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS......................  7

USE OF PROCEEDS.............................................................  7

THE SELLING STOCKHOLDER.....................................................  8

PLAN OF DISTRIBUTION........................................................ 10

INCORPORATION OF DOCUMENTS BY REFERENCE..................................... 12

WHERE YOU CAN FIND MORE INFORMATION......................................... 12

EXPERTS .................................................................... 13

INDEPENDENT ACCOUNTANTS..................................................... 13

LEGAL MATTERS............................................................... 13


                    SUBJECT TO COMPLETION, DATED MAY 20, 2002

                                   PROSPECTUS

                                1,100,000 Shares
                                  Common Stock
                           (par value $0.10 per share)

                               TRC COMPANIES, INC.
                              5 WATERSIDE CROSSING
                                WINDSOR, CT 06095
                                 (860) 298-9692


     This prospectus covers the potential resale of up to 1,100,000 shares of common stock of TRC Companies, Inc., some or all of which could potentially be issued to Fletcher International, Ltd. (including the entities and persons described elsewhere in this prospectus, "Fletcher") pursuant to rights of conversion or redemption, or in payment of quarterly dividends on 15,000 shares of our Series A-1 Cumulative Convertible Preferred Stock, par value $0.10 per share (the "Series A-1 Preferred Stock"). Some or all of the common stock so issued may be sold from time to time in the market or in other transactions by Fletcher. Fletcher may sell the shares of common stock described in this prospectus in various ways and at different times, but it is not required to sell any or all of these shares. We do not know if any of these shares will ultimately be issued to Fletcher or whether any of them will be sold pursuant to this prospectus. The price to the public for the shares and the proceeds to Fletcher at any time will depend upon the terms of such sale. We will not receive any of the proceeds from the sale of the common stock by Fletcher, but we are bearing the expense of registration of the shares. See "Plan of Distribution" beginning on page 10.


     Our common stock is listed on the New York Stock Exchange under the symbol "TRR." On May 16, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $27.66.

         INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS WHICH YOU SHOULD
                CONSIDER BEFORE YOU INVEST IN OUR COMMON STOCK.

                           --------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

     The information in this prospectus is not complete and may be changed. Fletcher may not sell securities pursuant to this registration statement until the registration statement which relates to the prospectus has been filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            THE DATE OF THIS PROSPECTUS IS _________________________.

     UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US," "OUR COMPANY" OR "THE COMPANY" IN THIS PROSPECTUS REFER COLLECTIVELY TO TRC COMPANIES, INC., A DELAWARE CORPORATION, ITS SUBSIDIARIES AND EQUITY INVESTMENTS.

                           --------------------------

                            ABOUT TRC COMPANIES, INC.

     TRC Companies, Inc. together with its wholly-owned subsidiaries and equity investments, provides technical, financial risk management and construction services to industry and government primarily in the United States market. Our main focus is in the areas of infrastructure improvements and expansions, environmental management and information technology. Traditionally much of our work was derived from the environmental service business and was related to satisfying local, state and federal regulatory requirements. Our growth plan is directed toward maintaining the traditional business while increasing growth by also focusing on economically driven markets in the following business areas:

     TECHNICAL SERVICES: Encompasses our engineering, scientific and technical services to our traditional markets and customers for environmental management, infrastructure development and information management. Our environmental services include pollution control, waste management, auditing and assessment, permitting and compliance, design and engineering of cleanup of environmentally impaired sites and natural and cultural resources management. Our infrastructure development services target geographic areas where rehabilitation of existing systems and new infrastructure improvements to keep pace with population growth lead to opportunities primarily on public projects and to a lesser extent on private industrial, commercial and residential projects. Our information management services provide customized information management systems to assist our customers to utilize data more cost effectively. These technical services have been our historic focus and serve as the foundation for our other business areas.

     ENERGY (POWER): We have developed into a leading provider of power plant siting and environmental permitting services to independent power producers and fossil fuel suppliers. We have expanded our power market services from supply side power generation and distribution to the demand side by developing capabilities in energy conservation engineering, consulting and construction and in on-site power generation.

     EXIT STRATEGY(R): Our engineered financial solutions combine financing and/or financial risk management with technology to optimize customer solutions. We are the leading supplier of environmental remediation outsourcing through our trademarked Exit Strategy program. This value-added outsourcing program provides added rewards to us by allying with a customer to share site environmental risks or to transfer those risks to us entirely. The Company charges a fixed price to its customer and manages its risks through innovative problem solving, charges for the transfer of risks and administrative costs from the customer to us and the purchase of remediation cost cap insurance policies from insurance companies with a minimum A.M. Best Rating of A- Excellent, with most insurance placed through American International Group (AIG), A.M. Best Rating A++ Superior.

                                  THE OFFERING

     This prospectus covers the potential resale of up to 1,100,000 shares of common stock of TRC Companies, Inc., some or all of which could potentially be issued to Fletcher International, Ltd. (including the entities and persons described elsewhere in this prospectus, "Fletcher") pursuant to rights of conversion or redemption, or in payment of quarterly dividends on 15,000 shares of our of Series A-1 Preferred Stock.

     Pursuant to an agreement between Fletcher International, Ltd. and us dated December 14, 2001 (the "AGREEMENT"), we issued and sold to Fletcher 15,000 shares of Series A-1 Preferred Stock together with related rights to purchase up to 10,000 shares of one or more additional series of Series A Preferred Stock having similar terms and conditions as the Series A-1 Preferred Stock for $1,000 per share or an aggregate purchase price of $15,000,000. The Series A-1 Preferred Stock may be converted in whole or in part by Fletcher into shares of common stock at any time by dividing $15,000,000 by a conversion price of $37.66 per share (as the same may be adjusted from time to time), which would result in the issuance of 398,300 shares of common stock. (The conversion price set forth in the preceding sentence gives effect to a 3 for 2 stock split completed on or about March 5, 2002.) Commencing on December 15, 2005, Fletcher has the right to cause us to redeem their shares of Series A-1 Preferred Stock for shares of common stock, and as of December 15, 2006, we are required to redeem the Series A-1 Preferred Stock for common stock or cash at our election. The Series A-1 Preferred Stock bears a preferential dividend at a rate of 4% per year, which may be paid, at our election, in either cash or shares of our common stock. In connection with the sale of the Series A-1 Preferred Stock, we agreed to register the resale of the shares of our common stock which may be issued upon conversion or redemption of the Series A-1 Preferred Stock, or as dividends thereon. Under the Agreement, we are contractually obligated to register (i) the maximum number of shares issuable upon redemption of the Series A-1 Preferred Stock, and (ii) shares issuable as dividends assuming all dividends on such Preferred Stock are paid in common stock. For purposes of estimating the number of shares of common stock to be included in this Registration Statement, we included (i) 931,677 shares representing the maximum number of shares potentially issuable upon a redemption in full of the Series A-1 Preferred Stock at the contractual minimum redemption share price applicable to such shares of $16.0933 plus (ii) 130,435 shares potentially issuable as dividends on the Series A-1 Preferred Stock over a five-year period ending December 14, 2006, assuming all such dividends are paid in common stock and not cash, and assuming for purposes of calculation a per share price of $23.00 (which may change from time to time). We then rounded that sum of 1,062,112 up to 1,100,000.

     The total of 1,100,000 shares of common stock eligible to be sold under this prospectus is based on the contractual minimum redemption price and assumes that all dividends are paid in common stock and that the Series A Preferred Stock is not converted and, therefore, represents our reasonable best estimate at this time of the maximum number of shares that may be issued to Fletcher in the event all redemption and dividend payment rights referred to above are exercised in full for common stock, which may not occur. Accordingly, registration of the sale of this common stock does not necessarily mean that all or any portion of such stock will be offered for sale by Fletcher.

     We have agreed to bear the expenses of the registration of the common stock under federal and state securities laws, but we will not receive any proceeds from the sale of any common stock offered under this prospectus.

                                  RISK FACTORS

     There are various risks, described below, which may materially impact your investment in our company or may in the future, and, in some cases, already do, materially affect us and our business, financial condition and results of operations. You should consider carefully these factors with respect to your investment in our securities. This section includes or refers to certain forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements beginning on page 7.

     WE ARE DEPENDENT ON OUR CORE BUSINESSES TO FINANCE OUR GROWTH. Our strategic objectives include continued expansion into value-added services. We must successfully manage our growth and will continue to depend on our core business to provide a significant portion of the necessary revenue. Our core businesses are highly concentrated across a spectrum of industries, particularly energy. A downturn in any of these industries could affect our core businesses. Failure to properly manage growth or our inability to rely on our core businesses could materially affect our business.

     WE ARE DEPENDENT ON GOVERNMENT CONTRACTS. Contracts with agencies of the United States government and various state and local governments have historically represented between 7% and 19% of our net service revenue. Therefore, we are materially dependent on various contracts with such governmental agencies. Companies engaged in government contracting are subject to certain unique business risks. Among these risks are dependence on appropriations and administrative allotment of funds, and changing policies and regulations. These contracts may also be subject to renegotiation of profits or termination at the option of the government. The stability and continuity of that portion of our business depends on the periodic exercise by the government of contract renewal options, our continued ability to negotiate terms favorable to us and the awarding of task orders.

     WE ARE DEPENDENT ON THE AVAILABILITY OF INSURANCE. The growth of our Exit Strategy(R) market is partially dependent on our ability to obtain remediation cost cap and other insurance which we currently procure primarily from companies within the American International Group. Our Exit Strategy(R) business accounts for approximately 12% of our net revenues in 2001. We cannot assure you that necessary insurance will continue to be available to us on competitive terms.

     WE COULD FACE EXPOSURE FOR FAILURE TO PROPERLY ESTIMATE COSTS IN OUR EXIT STRATEGY(R) MARKET. Our ability to be profitable in our Exit Strategy(R) market depends on our ability to properly estimate the cost of clean-up involved in a particular project. While we engage in in-depth engineering and cost analysis and generally insure these projects for several times the expected value of remediation costs, if we were to materially underestimate the required costs of clean-up, and failed to be appropriately insured for such failure, our business could be materially affected.

     OUR GROWTH IS DEPENDENT ON STRATEGIC ACQUISITIONS. Our growth plan depends on our ability to choose strategic acquisition targets that meet our objectives and can be effectively transitioned into our business. Strategic acquisitions accounted for approximately 6% and 4% of our net service revenue and for approximately 20% and 4% of our operating income, in each case for fiscal years 2000 and 2001, respectively. For the six months ended December 31, 2001, strategic acquisition accounted for 13% of our net service revenue and for 4% of our operating income. Our failure to carefully select and manage these acquisitions may have a material adverse effect on our business.

     WE ARE DEPENDENT ON CONTINUED REGULATORY ENFORCEMENT. While we increasingly pursue economically driven markets, our business is materially dependent on the continued enforcement by federal, state and local governments of various environmental regulations. In a period of relaxed environmental standards or enforcement, private industry may be less willing to allocate funds to consulting services designed to prevent or correct environmental problems.

     WE ARE SUBJECT TO RULES AND REGULATIONS. Our businesses are subject to various rules and regulations at the federal, state and local government levels. Our failure to remain in compliance with these rules and regulations could have a material adverse effect on our business. The Company is subject to licensing, bonding and/or insurance requirements in certain jurisdictions which may impact its ability to bid on projects in those jurisdictions.

     WE COULD FACE POTENTIAL LIABILITY FOR FAILURE TO PROPERLY DESIGN REMEDIATION. Our business involves the design and implementation of remediation at environmental clean-up sites. If we fail to properly design and build a remediation system or if someone claims that we did, we could face expensive litigation and settlement costs. While we believe we are adequately insured, our inability to successfully defend against such a lawsuit could materially affect our business.

     WE OPERATE WITH A NET CONTRACT BACKLOG. At June 30, 2001, our net contract backlog (excluding the estimated costs of pass-through charges) was approximately $160 million, as compared to approximately $80 million at June 30, 2000. If, for unforeseen reasons, we are unable to complete projects in our backlog in a timely manner, customers may exercise their cancellation provisions. The loss of these customers could have a material adverse effect on our business.

     WE OPERATE IN HIGHLY COMPETITIVE INDUSTRIES. The markets for many of our services are highly competitive. There are numerous professional architectural, engineering and consulting firms and other organizations which offer many of the services offered by us. We compete with many companies, some of which have greater resources than us and we cannot assure you that such competitors will not substantially increase the resources devoted to their business in a manner competitive with the services provided by us. Competitive factors include reputation, performance, price, geographic location and availability of technically skilled personnel. In addition, we face competition from the use by our clients of in-house environmental and other staff.

     WE ARE HIGHLY DEPENDENT ON KEY PERSONNEL. Our business is managed by a relatively small number of key management, operating and professional personnel, the loss of certain of whom could have a material adverse effect on us. We believe that our ability to manage planned growth successfully will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel.

             SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", estimates", "continue" or other words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors described in the "Risk Factors" section of this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock described in this prospectus by Fletcher.

                             THE SELLING STOCKHOLDER

     The 1,100,000 shares of our common stock covered by this prospectus consist of shares of our common stock which may be issued to Fletcher upon conversion or redemption of our Series A-1 Preferred Stock and as dividends on the Series A-1 Preferred Stock. As used in this prospectus, "Fletcher" means Fletcher International Ltd. and donees, pledgees, transferees or other successors-in-interest selling shares received from Fletcher International, Ltd. as a gift, pledge, partnership distribution or other transfer not involving a sale of our stock.

     The following table provides certain information with respect to Fletcher, including Fletcher's beneficial ownership of our common stock as of May 9, 2002, and as adjusted to give effect to the sale of the shares covered by this prospectus. The amounts set forth below are based upon information provided to us by representatives of Fletcher, or on our records, as of May 9, 2002, and are accurate to the best of our knowledge. As of the date of this prospectus, Fletcher has not converted or redeemed any of the Series A-1 Preferred Stock and 7,144 shares of common stock have been issued as dividends on the Series A-1 Preferred Stock. It is possible that Fletcher may have acquired, sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, since the date on which it provided the information to us regarding the shares beneficially owned by it. This table assumes that Fletcher will offer for sale all of its shares of our common stock. We do not know whether Fletcher will convert or redeem the Series A-1 Preferred Stock or whether it will offer for sale any or all of the common stock covered by this prospectus.

     Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants, convertible preferred stock or other purchase rights, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing Fletcher's percentage ownership of outstanding common shares.


                                      Common Stock                                                 Percentage
                                   Deemed Beneficially                          Common Stock         Of All
                                   Owned Prior to the      Common Stock          to be Owned         Common
              Name                     Offering(1)       Offered Hereby(2)    After Offering(3)     Stock(3)

Fletcher International, Ltd.            405,444              1,100,000                0                0
------------------------

(1) Includes 7,144 shares beneficially owned and currently outstanding and 398,300 shares deemed to be beneficially owned due to Fletcher's right to convert the Series A-1 Preferred Stock into common stock. The conversion price for the shares subject to this prospectus is $37.66 per share.

(2) We are contractually obligated to register a number of shares equal to the maximum number of shares that may be issued upon a redemption of the Series A-1 Preferred Stock plus the number of shares issuable, at our option in common stock, as dividends on such Preferred Stock over a five-year period ending December 14, 2006. Includes 931,677 shares issuable upon redemption which assumes the minimum redemption at the floor redemption price as set forth in the Agreement of $16.0933, and 130,435 shares issuable as dividends which assumes a stock price of $23.00 per share to calculate dividends on the Series A-1 Preferred Stock. The sum of the two aforesaid amounts was rounded up to 1,100,000. Also assumes we elect to pay all such dividends in common stock and not cash. If the Series A-1 Preferred Stock were converted, it would result in the issuance of 398,300 shares of common stock.

(3) Assumes Fletcher will receive all shares of common stock included in this table and sell all such shares under this prospectus.

     The securities listed above include outstanding securities held in one or more accounts managed by Fletcher Asset Management, Inc. ("FAM") for Fletcher. FAM is an investment adviser to Fletcher and is registered under Section 203 of the Investment Advisors Act of 1940, as amended. Pursuant to an investment advisory agreement between FAM and Fletcher, FAM has the authority to vote and dispose of the securities in these accounts. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, Fletcher and FAM may each be deemed to beneficially own the securities registered under the registration statement of which this prospectus is a part. In addition, by virtue of Alphonse Fletcher, Jr.'s position as Chairman and Chief Executive Officer of FAM, Mr. Fletcher may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, these securities. For these reasons, Mr. Fletcher may also be deemed to be a beneficial owner of these securities.

     There is no affiliation, under Rule 405 of the Securities Act of 1933, between either us and Fletcher or between Fletcher and any of our affiliates.

                              PLAN OF DISTRIBUTION

     We are registering all 1,100,000 shares covered by this prospectus on behalf of Fletcher. We will not receive any of the proceeds from sales by Fletcher of the shares of common stock covered by this prospectus. Fletcher may sell the shares covered by this prospectus that are ultimately issued to it at different times. Fletcher will act independently of us in making decisions for the timing, manner and size of each sale. The shares offered for sale under this prospectus are listed on the NYSE. The sales may be made on one or more exchanges or quotation systems or in the over-the-counter market or in other transactions, at prices and at terms then prevailing or at prices related to the then current market price, or at otherwise negotiated prices. Fletcher International, Ltd. and its affiliates have agreed not to engage in short sales any of our securities.

     The shares may be sold by one or more of, or a combination of, the following in addition to any other method permitted under this prospectus:

o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by this broker-dealer for its account through this prospectus;

o an exchange or quotation system distribution that complies with the rules of the exchange or quotation system;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o    privately negotiated transactions;

o    an underwritten offering;

o    by pledge to secure debts and other obligations;

o    pursuant to hedging transactions; or

o    by a combination of the above methods of sale.

     If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

     Some or all of the shares covered by this prospectus may be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed or paid to dealers may be changed at different times.

     Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Fletcher and/or the purchasers of shares for whom such underwriters, broker-dealers or agents may act as agents or to whom they sell as principal, or both. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation for or to a particular underwriter or broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated at the time of the sale. Underwriters, broker-dealers or agents and any other participating broker-dealers or Fletcher may be considered to be underwriters within the meaning of section 2(11) of the Securities Act relating to the sales of the shares. Underwriters are defined in this section as any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any undertaking, or participates or has a participation in the direct or indirect underwriting of any undertaking. Any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be considered to be underwriting discounts or commissions under the Securities Act. Because Fletcher may be considered to be an underwriter within the meaning of section 2(11) of the Securities Act, Fletcher may be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by us, Fletcher or any purchaser relating to the purchase or sale of shares under this prospectus will be considered or treated as an admission that any of them is an underwriter within the meaning of the Securities Act relating to the sale of any shares. Additionally, any securities covered by this prospectus that qualify for sale through Rule 144 under the Securities Act may be sold under Rule 144 rather than through this prospectus.

     The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities law. Additionally, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Fletcher may enter into hedging transactions with broker-dealers or others who, in turn, may resell the shares in the course of hedging the positions they assume through this prospectus. Fletcher may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of shares which the broker-dealer may then resell or transfer through this prospectus. Fletcher may also loan or pledge the shares to a broker-dealer, and the broker-dealer may sell the loaned shares, or upon a default the pledged shares by use of this prospectus.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities for our common stock during some restricted periods. Additionally, Fletcher will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, that may limit the timing of purchases and sales of shares of our common stock by Fletcher. We will make copies of this prospectus available to Fletcher and have informed Fletcher of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by Fletcher that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.

     We will bear all costs, expenses and fees for the registration of the shares. Fletcher will bear all commissions and discounts, if any, attributable to their individual sales of the shares. We have agreed to indemnify Fletcher and Fletcher may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until all of the securities are sold:

o our current reports on Forms 8-K and 8-K/A dated October 26, 2001, December 26, 2001, February 13, 2002, March 15, 2002, April 9, 2002 and May 14,
     2002;



o our quarterly reports on Form 10-Q for our fiscal quarters ended September 30 and December 31, 2001, as amended on April 23, 2002 and for the fiscal quarter ended March 31, 2002;



o our annual report on Form 10-K for our fiscal year ended June 30, 2001, as amended on April 23, 2002;

o    our proxy statement on Schedule 14-A filed October 24, 2001; and

o the description of our common stock contained in our registration statement on Form 8A filed on June 3, 1988.

     Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: TRC Companies, Inc., 5 Waterside Crossing, Windsor, CT 06095 Attn: Investor Relations. Telephone requests may be directed to the Chief Financial Officer at (860) 298-9692. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and, upon request, may be made available at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including TRC Companies, Inc., that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

     Our common stock trades on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning us can also be inspected at the offices of New York Stock Exchange, located at 11 Wall St., New York, New York 10005.

     We also have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the offering, reference is made to such registration statement, exhibits and schedules, which may be inspected without charge at the Commission's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Commission.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TRC Companies, Inc. for the year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of the Site-Blauvelt Engineers Group for the year ended December 31, 2000 incorporated in this prospectus by reference to the Current Report on Form 8-K/A of TRC Companies, Inc. filed on December 26, 2001 and amended on March 15, 2002 and May 14, 2002 have been audited by Ernst & Young LLP, independent auditors. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             INDEPENDENT ACCOUNTANTS

     With respect to the unaudited financial information of TRC Companies, Inc. included in the Company's quarterly report on Form 10-Q for the quarterly period ended December 31, 2001, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 14, 2002 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901.

===============================================================================

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):


Registration fee - Securities and Exchange Commission................  $  2,788
Accountants' fees and expenses.......................................  $  7,500
Legal expenses.......................................................  $ 25,000
Printing expenses....................................................  $  5,000
Miscellaneous........................................................  $  5,000
TOTAL................................................................  $ 45,288


     All expenses itemized above shall be borne by our Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our bylaws provide generally for indemnification of our officers, directors, agents and employees to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     As permitted by Section 102 of the Delaware General Corporation Law, our stockholders have approved and incorporated provisions into our Certificate of Incorporation eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to us or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

     The above discussion of our Bylaws and Certificate of Incorporation and of
Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such bylaws, Certificate of Incorporation, indemnification agreements and statute.

ITEM 16. EXHIBITS.

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
   4.1      Form of Certificate of Rights and Preferences of Series A-1
            Cumulative Convertible Preferred Stock of TRC Companies, Inc. filed with the Secretary of State of the State of Delaware. (1)

   5.1      Opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the
            Company*

  10.1 Agreement, dated as of December 14, 2001, between the registrant and Fletcher International, Ltd. (1)

  15 Awareness Letter from PricewaterhouseCoopers LLP re: limited review of interim financial information.*

  23.1      Consent of PricewaterhouseCoopers LLP*

  23.2      Consent of Paul, Hastings, Janofsky & Walker LLP, counsel to the
            Company* (The Consent is included in Exhibit 5.1)

  23.3      Consent of Ernst & Young LLP*

  24.1 Power of Attorney, executed by certain officers of the Company and individual members of the Board of Directors, authorizing certain officers of the Company to file amendments to the Company's
            Registration Statement on Form S-3, are located on the signature page of this Report.*

-----------------------------
*Filed herewith.

(1) Incorporated by reference from the registrant's current report on Form 8-K dated December 26, 2001.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on May 20, 2002.

                               TRC COMPANIES, INC.
                               By:


                               S/S HAROLD C. ELSTON, JR.
                               -------------------------------------------------
                               Harold C. Elston, Jr.
                               Senior Vice President
                               (Principal Accounting Officer)


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Richard D. Ellison and Harold C. Elston, Jr., or either of them, his true and lawful attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                           TITLE                              DATE
      ---------                           -----                              ----
S/S RICHARD D. ELLISON         Chairman, President and                    May 13, 2002
----------------------         Chief Executive Officer
Richard D. Ellison             (Principal Executive Officer)


S/S HAROLD C. ELSTON, JR.      Senior Vice President,                     May 13, 2002
-------------------------      (Principal Accounting Officer)
Harold C. Elston, Jr.


S/S EDWARD G. JEPSEN           Director                                   May 13, 2002
--------------------
Edward G. Jepsen


S/S EDWARD W. LARGE            Director                                   May 13, 2002
-------------------
Edward W. Large


S/S JOHN M. F. MACDONALD       Director                                   May 13, 2002
------------------------
John M. F. MacDonald


S/S J. JEFFREY MCNEALEY        Director                                   May 13, 2002
-----------------------
J. Jeffrey McNealey